EXHIBIT 10.13.2
                       SECOND AMENDMENT AND LIMITED WAIVER

         This SECOND AMENDMENT AND LIMITED WAIVER TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), dated as of March 30, 2000, is made and entered into by and among TRAILER BRIDGE, INC., a Delaware corporation (the "Borrower"), FLEET NATIONAL BANK (f/k/a BANKBOSTON, N.A.), a national banking association (acting in its individual capacity, "Fleet"), and the other lending institutions which become parties to the Credit Agreement defined below (collectively, the Banks"), and BANKBOSTON, N.A., as agent for the Banks (acting in such capacity, the "Agent"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         WHEREAS, the Borrower, the Banks and the Agent have entered into that certain Revolving Credit and Term Loan Agreement, dated as of August 28, 1998 (as amended and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have made the Loans to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower has informed the Banks and the Agent that Events of Default exist under the Credit Agreement as a result of failure to comply with (i) the covenants contained in Section 10.4 of the Credit Agreement for the period ending on March 31, 1999 and (ii) each of the covenants contained in
Section 10 of the Credit Agreement for the periods ending on June 30, 1999, September 30, 1999 and December 31, 1999;

         WHEREAS, the Borrower has requested the Banks and the Agent to waive certain provisions of the Credit Agreement and to amend certain provisions of the Credit Agreement, subject to the terms and conditions contained herein; and

         WHEREAS, the Banks and the Agent have agreed to honor such request upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         Section 1. LIMITED WAIVER. (a) Upon satisfaction of the conditions precedent contained in Section 5 hereof, the Majority Banks hereby waive compliance, for (i) the period ending on March 31, 1999 with the covenant contained in Section 10.4 of the Credit Agreement, and (ii) the periods ending on June 30, 1999, September 30, 1999 and December 31, 1999 with each of the covenants contained in Section 10 of the Credit Agreement. This waiver is limited to its express terms and shall not extend to any matters not specifically addressed hereby.

         (b) In consideration of waiver set forth in this Section 1, the Borrower hereby agrees (i) that all default interest previously paid to the Agent for the account of the Banks shall be fully earned and nonrefundable, (ii) to pay all default interest accrued and unpaid for periods through the Second Amendment Effective Date on March 31, 2000, and (iii) that when such accrued and unpaid default interest is paid, it shall be fully earned and nonrefundable.

         Section 2.        AMENDMENTS TO CREDIT AGREEMENT.

         Section 2.1       Definitions.

         (a) The definition of Applicable Margin shall be amended by inserting the following clause at the end of such definition immediately preceding the period: " and (d) during the period commencing on June 30, 2000 through September 29, 2000, the Applicable Margin shall be increased by an additional 0.5%, and commencing on September 30, 2000 until all Loans are repaid in full, the Applicable Margin shall be increased by an additional 1.00%.

         (b) The definition of "Total Commitment" in Section 1.1 is hereby amended by inserting the following sentences at the end of such definition:

         "The Total Commitment shall be automatically reduced on each date a payment on the BkB Existing Debt is due, as referred to on Schedule 2.11 hereof, in an aggregate amount equal to the principal amount of BkB Existing Debt due on such date. The Commitments shall be further automatically reduced on the date following receipt by the Borrower of the net proceeds of insurance recoveries in respect of the Jacksonville, Florida ramps, by an amount equal to such net proceeds, including any assets related or attached to the Jacksonville, Florida ramps, such as barges used for floatation of the ramps."

         (c) The definition of "Debt Service Coverage Ratio" in Section 1.1. is hereby amended by deleting the entire definition and replacing with the following definition:

         "Debt Service Coverage Ratio. As at the end of any fiscal quarter, except as otherwise expressly provided herein, the ratio of (a) Consolidated Operating Cash Flow for the period of four (4) fiscal quarters then ended, plus the Outstanding K Corp. Investment to (b) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period. Notwithstanding the foregoing, as of March 31, 2000, the ratio of (x) Consolidated Operating Cash Flow for the period of two (2) consecutive fiscal quarters ending on such date, plus the Outstanding K Corp. Investment to (y) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period of two (2) fiscal quarters; and as of June 30, 2000, the ratio of (A) Consolidated Operating Cash Flow for the period of three (3) consecutive fiscal quarters ending on such date, plus the Outstanding K Corp. Investment to (B) Consolidated Total Debt Service of the Borrower and its Subsidiaries for such period of three fiscal quarters."

         (d) The definition of "Interest Coverage Ratio" in Section 1.1. is hereby amended by deleting the entire definition and replacing it with the following definition:

         "Interest Coverage Ratio. As at the end of any fiscal quarter ending on or before September 30, 1999, the ratio of (a) Earnings Before Interest and Taxes for the period of four (4) fiscal quarters then ended, to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such period. As at the end of any fiscal quarter ending on or after December 31, 1999, except as otherwise expressly provided herein, the ratio of (a) EBITDA for the period of four (4) fiscal quarters then ended to (b) Consolidated Total Interest Expense of the Borrower and its Subsidiaries for such period. Notwithstanding the foregoing, as of December 31, 1999, the ratio of (i) EBITDA for the fiscal quarter ending on such date to (ii) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such fiscal quarter; as of March 31, 2000, the ratio of (x) EBITDA for the period of two (2) consecutive fiscal quarters ending on such date to (y) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such period of two (2) fiscal quarters; and as of June 30, 2000 the ratio of (A) EBITDA for the period of three (3) fiscal quarters ending on such date to (B) Consolidated Total Interest Expense of the Borrower and its Subsidiaries payable in cash for such period of three (3) fiscal quarters."

          (e) The definition of Interest Payment Date is hereby amended by deleting the word "quarter" in clause (a) thereof, and replacing it with the word "month."

          (f) The definition of "Maturity Date" in Section 1.1. is hereby amended by deleting the entire definition and replacing it with the following definition:

         "Maturity Date.  April 1, 2001."

         (g) The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in their respective alphabetical order:

         "EBITDA. For any period, an amount equal to the sum of (i) Earnings before Interest and Taxes for such period plus (ii) depreciation and amortization for such period, in each case to the extent deducted in accordance with generally accepted accounting principles in calculating Earnings Before Interest and Taxes and without duplication.

         "Outstanding K Corp. Investment." The then outstanding principal amount of the investment made by K Corp. in the Borrower in the form of subordinated loan(s) in an aggregate amount of up to $3,000,000 evidenced by a subordinated promissory note in form and substance reasonably acceptable to the Banks.

         "Second Amendment. The Second Amendment to Revolving Credit and Term Loan Agreement dated as of March 30, 2000, among the Borrower, the Banks and the Agent."

         "Second Amendment Effective Date. The date as of which this Amendment shall become effective, And on which the conditions set forth in Section 5 of the Second Amendment are satisfied."

         Section 2.2  Amendment to Section 2.10 of the Credit Agreement.
Section 2.10 of the Credit Agreement is hereby deleted in its entirety.

         Section 2.3  Amendment to Section 4.3 of the Credit Agreement. Section
4.3 of the Credit Agreement is hereby amended by replacing the number "sixteen
(16)" with the number "three (3)" in the third line of said Section 4.3 and by inserting the phrase "each in the amount of $971,875" immediately following the word "payments" in the fourth line of said Section 4.3..

         Section 2.4  Amendment to Section 9.1 of the Credit Agreement. Section
9.1 of the Credit Agreement is hereby amended by deleting the word "and" at the end of clause (i), replacing the period at the end of clause (j) with ";and", and by inserting the following new clause (k):

         (k) Indebtedness of the Borrower in aggregate amount not to exceed $3,000,000 owing to K Corp. under a subordinated promissory note in form and substance reasonably satisfactory to the Banks.

         Section 2.5  Amendment to Section 10 of the Credit Agreement.

         (a) Section 10.2 of the Credit Agreement is hereby deleted in its entirety and replaced with the following section:

         "10.2 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio as determined at the end of each fiscal quarter of the Borrower ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

             Fiscal Quarters Ending                         Minimum Ratio
             ----------------------                         -------------

         Closing Date - March 31, 1999                          2.0:1

         June 30, 1999 and September 30, 1999                   2.5:1

         December 31, 1999                                      1.9:1

         March 31, 2000                                         1.4:1

         June 30, 2000 -September 30, 2000                      1.7:1

         December 31, 2000 and thereafter                       2.30:1"

         (b) Section 10.3 of the Credit Agreement is hereby deleted in its entirety and replaced with the following section:

         "10.3 Debt Service Coverage Ratio. The Borrower will not permit the Debt Service Coverage Ratio as determined at the end of each fiscal quarter of the Borrower ending during any period described in the table set forth below to be less than the ratio set forth opposite such period in such table:

             Fiscal Quarters Ending                         Minimum Ratio
             ----------------------                         -------------

         Closing Date - December 31, 1998                       1.0:1.0

         March 31, 1999                                         1.10:1.0

         June 30, 1999 and September 30, 1999                   1.30:1.0

         December 31, 1999                                      1.0:1.0

         March 31, 2000                                         1.0:1.0

         June 30, 2000 and thereafter                           1.0:1.0"

         (c) Section 10.4 of the Credit Agreement is hereby amended in its entirety and replaced with the following new section:

         "10.4 Consolidated Tangible Net Worth. The Borrower will not permit the Consolidated Tangible Net Worth as determined at the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending December 31, 1999, to be less than $27,000,000.

         Section 2.6 Schedule 1. Schedule 1 to the Credit Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

         Section 3. AFFIRMATION BY THE BORROWER. The Borrower hereby ratifies and confirms all of the Obligations, including, without limitation, the Loans. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Security Documents to which the Borrower is a party.

         Section 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Banks and the Agent as follows:

         (a) Representations and Warranties. The representations and warranties contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection therewith were true and correct as of the date as of which they were made and are true and correct on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date).

         (b) Enforceability. The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action on the part of the Borrower. Each of this Amendment and the Credit Agreement, as amended hereby, are valid and legally binding obligations of the Borrower, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general.

         (c) No Default. No Default or Event of Default has occurred and is continuing and no Default or Event of Default will exist as a result of the execution and delivery of this Amendment or after the consummation of the transactions contemplated hereby.

         Section 5. EFFECTIVENESS. This Amendment shall become effective as of March 30, 2000, subject to satisfaction of each of the following conditions on or prior to such date:

         (a) Amendment. This Amendment shall have been duly executed and delivered by the Borrower, the Banks and the Agent.

         (b) K Corp. Amendment. The Second Amendment and Limited Waiver to the Amended and Restated Term Loan Agreement dated as of July 23, 1997 among Kadampanattu Corp., Fleet National Bank (f/k/a BankBoston, N.A.), for itself and as Agent, and Bank One Louisiana, N.A., in the form attached hereto shall have become effective.

         (c) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment and all documents incident hereto shall be satisfactory in form and substance to the Agent and the Banks, and the Agent shall have received all information and such counterpart originals or certified or other copies of all such documents as the Agent may reasonably request.

         (d) Fees. (i) The Borrower shall have paid the Agent an amendment fee in the amount of $25,000, and (ii) the Borrower hereby agrees to pay to the

Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees) and payment or arrangements satisfactory to the Agent for payment of such fees shall have been made (including, without limitation, all previously invoiced and unpaid amounts).

         Section 6. No Present Claims. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower hereby acknowledges and agrees that: (i) the Borrower has no claim or cause of action against any Bank or the Agent (or any of their respective directors, officers, employees, agents or Affiliates); (ii) the Borrower has no offset right, counterclaim or defense of any kind against any of the Borrower's obligations, indebtedness or liabilities to any Bank or the Agent; and (iii) each of the Agent and the Banks has heretofore properly informed and satisfied in a timely manner all of its obligations to the Borrower. The Borrower wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Banks' and the Agent's rights, interests, contracts, collateral security or remedies. Therefore, the Borrower unconditionally releases, waives, and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Bank or the Agent to the Borrower, (except the obligations to be performed on or after the date hereof by any Bank or the Agent for the Borrower as expressly stated in this Amendment and the other Loan Documents), and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrower might otherwise have against any Bank or the Agent or of the directors, officers, employees, the agents or Affiliates, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the date hereof or which could thereafter arise as the result of the execution of (or the satisfaction of any condition precedent or subsequent to) this Amendment or any of the other Loan Documents.

         Section 7. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ANY RIGHTS THAT THE BORROWER MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDMENT OR ANY OF THE LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. Except as prohibited by law, the Borrower hereby waives any right that the Borrower may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower hereby (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waivers and

(ii) acknowledge that each other party is entering into this Amendment by, among other things, the waivers and certifications herein.

         Section 8.   MISCELLANEOUS PROVISIONS.

         (a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. Each of the Notes and the other Loan Documents are hereby deemed to be amended to reflect the amendments to the Credit Agreement contained herein. This Amendment is a Loan Document.

         (b) Except as otherwise expressly provided by this Amendment, the waiver contained in Section 1 hereof shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Agent or the Banks under the Credit Agreement or the other Loan Documents, nor alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Credit Agreement or the other Loan Documents.

         (c) This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

         (d) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                       TRAILER BRIDGE, INC.



                                       By: /s/ John D. McCown
                                          --------------------------------------
                                           Name:    John D. McCown
                                           Title:   President


                                       FLEET NATIONAL BANK (f/k/a BankBoston,
                                       N.A.),
                                       individually and as Agent



                                       By: /s/ Peggy Peckham
                                          --------------------------------------
                                       Name:     Peggy Peckham
                                       Title:    Senior Vice President

                                   Schedule 1


                                                                     COMMITMENT
          BANKS                                COMMITMENT            PERCENTAGE
          -----                                ----------            ----------
FLEET NATIONAL BANK
(f/k/a BankBoston, N.A.)
Domestic Lending Office:
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Transportation Division              $18,052,197.99           100.00%

Eurodollar Lending Office:
  100 Federal Street
  Boston, Massachusetts 02110
Attn:  Transportation Division


            TOTAL                             $18,052,197.99           100.00%